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                                                                      Exhibit 21

                          MARSHALL & ILSLEY CORPORATION

                                  SUBSIDIARIES

                                February 28, 2002
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
Subsidiaries Organized in Wisconsin
-----------------------------------

Customers Forever, LLC                             M&I Insurance Services, Inc.
Derivion Corporation                               M&I Investment Management Corp.
M&I Bank of Mayville                               M&I Mortgage Corp.
M&I Marshall & Ilsley Bank                         M&I Support Services Corp.
M&I Brokerage Services, Inc.                       Metavante Corporation
M&I Community Development Corporation              Metavante 401kservices, Inc.
M&I Dealer Finance, Inc.                           Richter-Schroeder Company, Inc.
M&I First National Leasing Corp.



Subsidiaries Incorporated in Arizona               Subsidiaries Organized in Delaware
------------------------------------               ---------------------------------

M&I Insurance Company of Arizona, Inc.             M&I Capital Markets Group L.L.C.
                                                   M&I Capital Trust A
                                                   M&I Dealer Auto Securitization, LLC
Subsidiaries Incorporated in Minnesota             M&I Northwoods I LLC
--------------------------------------             M&I Northwoods II LLC
                                                   M&I Northwoods III LLC
Diversified Business Credit, Inc.                  M&I Ventures L.L.C.
Diversified Real Estate Holdings, Inc.
Diversified Real Estate Holdings II, Inc.

Subsidiaries Incorporated in Nevada
-----------------------------------

     The registrant has nine subsidiaries which primarily hold, manage and service investment and mortgage portfolios.

Subsidiaries Incorporated in New Hampshire         Subsidiaries Organized Under the Laws of the
------------------------------------------         --------------------------------------------
                                                   United Kingdom
Metavante International, Inc.                      --------------

Subsidiaries Incorporated in Vermont               Metavante Europe Limited
------------------------------------
                                                   Subsidiaries Organized Under the Laws of the
M&I Mortgage Reinsurance Corporation               --------------------------------------------
                                                   United States
                                                   -------------
Subsidiaries Organized Under the Laws of Canada
-----------------------------------------------    M&I Bank FSB
                                                   Marshall & Ilsley Trust Company N.A.
Metavante Canada Corporation
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